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                                                                     Exhibit 8.1


                       [LETTERHEAD OF PERKINS COIE LLP]


                                  May 21, 2001


Puget Sound Energy, Inc.
Puget Sound Energy Capital Trust II
411-108th Avenue N.E.
Bellevue, WA  98004-5515

     Re:  Registration Statement on Form S-3
          Registration No. 333-47302

Ladies and Gentlemen:

     We have acted as counsel for Puget Sound Energy, Inc., a Washington corporation ("Puget"), and Puget Sound Energy Capital Trust II, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the Trust's offer and issuance of trust preferred securities (the "Preferred Securities"). In connection therewith, we have prepared the discussion set forth under the caption "Certain United States Federal Income Tax Consequences" (the "Discussion") in the Prospectus Supplement dated May 18, 2001 (the "Prospectus Supplement") to the Prospectus dated October 30, 2000 that is part of the Registration Statement on Form S-3 (Registration No. 333-47302) (the "Registration Statement") filed by Puget with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     We hereby confirm our opinion set forth in the Discussion, which is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities. Furthermore, it is our opinion that the Discussion, to the extent that it constitutes legal conclusions, is accurate in all material respects.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement. In giving such consent, we
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May 21, 2001
Page 2


do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                              Very truly yours,



                              PERKINS COIE LLP